Exhibit 10.28

Option No.

dELiA*s, INC.

STOCK OPTION AGREEMENT

NAME	TYPE OF OPTION	GRANT DATE	EXPIRATION DATE	NUMBER OF SHARES	OPTION PRICE PER SHARE
Robert E. Bernard	Incentive Stock Option	October 28, 2005	October 28, 2015	1,300,000	(1)

(1)	The option price per share shall be equal to the quotient of (x) $175,000,000, divided by (y) the number of shares of dELiA*s, Inc. (“dELiA*s”) common stock, par value $0.001 per share (“Common Stock”), that are issued in the spinoff of shares of Common Stock to be effected by Alloy, Inc. (the “Spinoff”) as described in that certain prospectus filed as part of dELiA*s’ registration statement on Form S-1 filed with the Securities and Exchange Commission on September 7, 2005, File No. 333-128153, as adjusted to account for the dilutive impact of options and warrants that will be outstanding immediately following the Spinoff pursuant to the treasury stock method.

The person named above (“Optionee”) has been granted a nonqualified stock option (“NSO”) or an incentive stock option (“ISO), as specified above (the “Option”), to purchase shares of common stock of dELiA*s on the terms and subject to the conditions described in this Stock Option Agreement (this “Agreement”). This option is granted pursuant to the dELiA*s, Inc. 2005 Stock Incentive Plan (the “Plan”). Terms with initial capital letters used herein without definition shall have the meanings given them in the Plan. dELiA*s and Optionee agree as follows:

1.	Number of Shares Optional; Option Price.

dELiA*s grants to Optionee the right and option to purchase, in the aggregate, the number of shares of Common Stock, at the option price per share, in each case as shown above. If this Option is designated as an NSO, the Option granted is not intended to be treated, and will not be treated, as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If this Option is designated as an ISO, the Option granted is intended to be treated, and will be treated, as an incentive stock option within the meaning of Section 422 of the Code. If this Option is designated as an ISO, the Exercise Price is agreed to be at least equal to the Fair Market Value per share of Common Stock on the Date of Grant or, if the Optionee is a Ten Percent Holder, at least 110% of the Fair Market Value per share of Common Stock. The granting of the Option shall impose no obligation on Optionee to exercise such Option.

2.	Limitation on Exercise of Option.

(a) Except as provided in the Plan or in this Agreement, and unless the Administrator establishes otherwise, Optionee is entitled to purchase, in whole or in part, 162,500 shares of Common Stock on and after each of the following dates during the term hereof and before a date or event of termination as described in this Option:

(i)	the date that is six (6) months after the effective date of Spinoff;

(ii)	the date that is twelve (12) months after the effective date of Spinoff;

(iii)	the date that is eighteen (18) months after; the effective date of Spinoff

(iv)	the date that is twenty four (24) months after the effective date of Spinoff;

(v)	the date that is thirty (30) months after the effective date of Spinoff;

(vi)	the date that is thirty six (36) months after the effective date of Spinoff;

(vii)	the date that is forty two (42) months after the effective date of Spinoff; and

(viii)	the date that is forty eight (48) months after the effective date of Spinoff;

provided, however, that if Optionee’s employment with dELiA*s is terminated by dELiA*s without Cause on or before the second anniversary of the effective date of the Spinoff, then immediately upon such termination, Optionee shall be entitled to purchase all 1,300,000 shares of Common Stock subject to this Option.

(b) If this Option is designated as an ISO above, then Optionee’s right to exercise this option shall be deferred to the extent (and only to the extent) that this option otherwise would not be treated as an ISO by reason of the $100,000 annual limitation under Section 422(d) of the Code.

(c) This Option shall terminate and be of no further force and effect if the effective date of the Spinoff shall not have occurred on or prior to March 1, 2006.

3.	Rights in the Event of Death.

If Optionee’s employment with, or provision of services to, dELiA*s is terminated due to death, this Option shall be exercisable by Optionee’s Representatives until the earlier of:

(i)	the date on which the Option expires (the “Expiration Date”), and

(ii)	twelve (12) months from the date of Optionee’s death,

in any case to the extent to which Optionee would otherwise have been entitled to exercise this Option as provided in Section 2 as of the date of Optionee’s death. To the extent Optionee is not entitled to exercise any portion of this Option as of the date of Optionee’s death, such unexercised portion of this Option shall immediately lapse, effective as of the date of Optionee’s death.

4.	Rights in the Event of Disability.

If Optionee’s employment with, or provision of services to, dELiA*s is terminated due to Disability, this Option shall be exercisable by Optionee’s Representative until the earlier of:

(i)	the Expiration Date; and

(ii)	three (3) months from the date of Optionee’s Disability,

in any case to the extent to which Optionee would otherwise have been entitled to exercise this Option as provided in Section 2 as of the date of Optionee’s Disability; provided, however, that if the Optionee dies after the date of Optionee’s Disability but before the earlier of the Expiration Date and the date that is three (3) months after the date of Optionee’s Disability, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the Expiration Date, whichever period is shorter. To the extent Optionee is not entitled to exercise any portion of this Option as of the date of Optionee’s Disability, such unexercised portion of this Option shall immediately lapse, effective as of the date of Optionee’s Disability.

5.	Termination by Reason of Retirement.

If Optionee’s employment with, or provision of services to, dELiA*s is terminated by reason of Retirement, this Option shall be exercisable by Optionee until the earlier of:

(i)	the Expiration Date; and

(ii)	three (3) months from the date of Optionee’s Retirement,

in any case to the extent to which Optionee would otherwise have been entitled to exercise this Option as provided in Section 2 as of the date of Optionee’s Retirement; provided, however, that if the Optionee dies after the date of Optionee’s Retirement but before the earlier of the Expiration Date and the date that is three (3) months after the date of Optionee’s Retirement, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the Expiration Date, whichever period is shorter.

To the extent Optionee is not entitled to exercise any portion of this Option as of the date of Optionee’s Retirement, such unexercised portion of this Option shall immediately lapse, effective as of the date of Optionee’s Retirement

6.	Other Termination.

If Optionee’s employment with, or provision of services to, dELiA*s is terminated for any reason other than death, Disability or Retirement, this Option shall be exercisable by Optionee until the earlier of:

(i)	the Expiration Date; and

(ii)	thirty (30) days from the date of Optionee’s termination,

in any case to the extent to which Optionee would otherwise have been entitled to exercise this Option as provided in Section 2 as of the date of Optionee’s Retirement; provided, however, that if such termination of employment or provision of services is involuntary on the part of Optionee and without Cause, this Option may be exercised in full until the earlier of the Expiration Date and the date that is ninety (90) days from the date of such termination of employment or provision of services; and provided further that, if the Optionee dies after the date of such termination but before the earlier of the Expiration Date and the date that is thirty (30) days after the date of termination (or ninety (90) days after the date of such termination in the case of involuntary termination without Cause), an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the Expiration Date, whichever period is shorter. To the extent Optionee is not entitled to exercise any portion of this Option as of the date of Optionee’s termination, such unexercised portion of this Option shall immediately lapse, effective as of the date of Optionee’s termination.

7.	Method of Exercising Option.

Optionee may exercise the Option in accordance with the terms hereof and in the Plan by providing to dELiA*s (i) a completed and executed Exercise Agreement, attached hereto as Exhibit A; (ii) payment in full of the exercise price for the Common Stock then being acquired in accordance with the Plan; and (iii) execution of a Restricted Stock Agreement in a form acceptable to the Company. Optionee shall not acquire any rights or privileges as a stockholder of dELiA*s for any Common Stock issuable upon the exercise of this Option until such Common Stock has been duly issued by dELiA*s. dELiA*s shall have the right to delay the issue or delivery of any Common Stock to be delivered hereunder until (i) the completion of such registration or qualification of such shares under federal or state law, ruling or regulation as dELiA*s deems to be necessary or advisable; and (ii) receipt from Optionee of such documents and information as dELiA*s deems necessary or appropriate in connection with such registration or qualification or the issuance of Common Stock hereunder. In the event of Optionee’s death, this Option may be exercised by the Optionee’s Representative.

8.	Notice Concerning ISO Treatment.

If this option is designated as an ISO, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three (3) months after the date the Optionee’s employment with, or provision of services to, dELiA*s is terminated for any reason other than death or Disability, (ii) more than six (6) months after the date the Optionee’s employment with, or provision of services to, dELiA*’s is terminated by reason of Disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

9.	Restrictions on Transfer.

(a) General Restrictions. This Option, and the rights and privileges conferred by it, is personal to Optionee and may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and, during Optionee’s lifetime, shall be exercisable only by Optionee. Optionee may transfer this Option, and the rights and privileges conferred by it, upon Optionee’s death, either by will or under the laws of descent and distribution, or by beneficiary designation made in such form and subject to such limitation as may from time to time be acceptable to the Administrator and delivered to and accepted by the Administrator. All such persons shall be subject to all of the terms and conditions of this Agreement to the same extent as would Optionee if still alive. This Option, and the rights and privileges conferred by it, may not be subjected to execution, attachment or similar process.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) Investment Intent at Exercise. If the sale of shares of Common Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d) Legends. All certificates evidencing shares of Common Stock purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(f) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Optionee and all other persons.

10.	Notices.

Any notice to be given to dELiA*s under the terms of this Agreement shall be addressed to the attention of dELiA*s’ Chief Executive Officer at dELiA*s, Inc., 435 Hudson Street, New York, New York 10014, and any notice to be given to Optionee may be addressed to him at his address as it appears in the payroll records of dELiA*s, or at such other addresses as either party may designate in writing to the other.

11.	Provisions of the Plan Control.

This Option is subject to, and qualified in its entirety by reference to, the terms and conditions of the Plan under which it is granted, a copy of which has been delivered to Optionee and which may be examined by Optionee at the office of the Chief Financial Officer, and the provisions of the Plan shall be incorporated in and be a part of this Option. The Plan empowers the Administrator to make interpretations, rules and regulations under it. Determinations by the Administrator with respect to the Plan shall be final, binding and conclusive upon Optionee. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

12.	Taxes.

dELiA*s may require payment of or withhold any tax which it believes is required to be the obligation of Optionee as a result of the grant or exercise of this Option, and dELiA*s may defer making delivery of Common Stock or hereunder until arrangements satisfactory to dELiA*s have been made for such tax obligations.

dELiA*s has caused this Agreement to be executed and Optionee has executed the same as evidence of Optionee’s acceptance hereof and upon the terms and conditions herein set forth as of the Grant Date shown above.

dELiA*s, INC.		OPTIONEE

By:	/s/ Walter Killough	/s/ Robert E. Bernard
Name:	Walter Killough	Robert E. Bernard
Its:	Chief Operating Officer

EXHIBIT A

dELiA*s, INC.

EXERCISE AGREEMENT

FOR EXERCISING STOCK OPTIONS GRANTED

UNDER THE

2005 STOCK INCENTIVE PLAN

INSTRUCTIONS

FOR EXERCISING STOCK OPTIONS GRANTED

UNDER THE

dELIA*s, INC. 2005 STOCK INCENTIVE PLAN

General:

In order to exercise your Stock Option granted under the dELiA*s, Inc. 2005 Stock Incentive Plan (“Plan”) pursuant to your Stock Option Agreement, please complete and sign the attached Exercise Agreement (“Exercise Agreement”). On the Exercise Agreement, you should indicate the manner in which you will pay (1) the exercise price of the Stock Option (“Option Price”) and (2) any required withholding taxes.

If you have any questions regarding this Exercise Agreement, please contact Edward Taffet.

Endorsement:

1.	Cash or Check: If you are paying the Option Price or arranging for payment of tax withholding by certified check or cashier’s check, checks should be made payable to dELiA*s, Inc.

2.	Stock Certificate: If you are paying the Option Price or arranging for payment of tax withholding by delivering a stock certificate, the stock certificate should be properly endorsed as follows.

a.	The record holder of the stock certificate being surrendered should sign and date the stock certificate on the reverse side. The signature should correspond exactly (including misspellings) with the name shown on the front side of the stock certificate.

•	If the stock certificate being surrendered is held of record in joint tenancy, both joint tenants must sign.

•	If the endorsement is by a corporation or by a person acting in a fiduciary or other representative capacity, proper evidence of the authority of the person making the endorsement should be included with the stock certificate being surrendered.

b.	If the stock certificate being surrendered represents a larger number of shares of Stock than are being surrendered as the Option Price (i.e., having a Fair Market Value on the date the Stock Option is exercised in excess of the Option Price), indicate on the reverse side of the stock certificate the number of shares of Stock being transferred to the Company pursuant to the exercise of the Stock Option. A new certificate representing any excess shares of Stock will be issued in the name appearing on the surrendered stock certificate and delivered to you by the transfer agent for the Company.

c.	The method of delivery of a stock certificate representing Stock is at the option and risk of the holder of such certificates. If a stock certificate is sent by mail, insured registered mail is recommended.

Defined Terms:

Each term defined in the Plan shall, when capitalized herein, have the same meaning for the purpose of this Exercise Agreement as given to it in the Plan. The Plan and the Stock Option Agreement shall control if there is any conflict between the Plan (or the Stock Option Agreement) and this Exercise Agreement, and as to all matters not provided for in this Exercise Agreement.

dELiA*s, INC.

EXERCISE AGREEMENT

This Exercise Agreement is made by and between dELiA*s, Inc. (“Company”) and Robert E. Bernard (“Participant”). The Participant entered into an Incentive Stock Option Agreement, dated October 28, 2005 (the “Stock Option Agreement”), in accordance with the dELiA*s, Inc. 2005 Stock Incentive Plan (“Plan”).

The Participant desires to exercise the Stock Option on the following terms and conditions:

1. General. Each term defined in the Plan shall, when capitalized herein, have the same meaning for the purpose of this Exercise Agreement as given to it in the Plan. The Plan and the Stock Option Agreement shall control if there is any conflict between the Plan (or the Stock Option Agreement) and this Exercise Agreement, and as to all matters not provided in this Exercise Agreement.

2. Exercise. Subject to the terms of this Exercise Agreement, the Participant hereby irrevocably elects to exercise, as of the date accepted hereunder by the Administrator, a Stock Option with respect to              shares of Stock at the Option Price of $             per share of Stock (as described in the Stock Option Agreement). The exercise pursuant hereto shall reduce the number of shares subject to the Stock Option Agreement by the number of shares exercised hereunder.

3. Consideration. The shares of Stock to be received pursuant to this Exercise Agreement are being transferred in consideration for: [Please check the applicable Stock Option payment provision.]

a. ☐	cash in the amount of $ (the “Option Price”). Enclosed herewith is a ☐ certified check or ☐ cashier’s check for this amount.

b. ☐	delivery of valid and enforceable stock certificate(s) representing shares of Stock and endorsed for transfer to the Company, in accordance with the Instructions accompanying this Exercise Agreement.

c. ☐	any combination of (a) or (b) having an aggregate Fair Market Value equal to the aggregate Option Price.

Describe any combination: _______________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

4. Withholding. Because the Company is obligated to withhold an amount presently or an estimated amount in the future on account of any tax (including employment taxes) imposed as a result of the exercise of this Stock Option, the Participant does hereby: [Please check the applicable tax withholding provision]

a. ☐	request that Company withhold and not transfer or issue to the Participant by virtue of this exercise, that number of shares of Stock having an aggregate Fair Market Value equal to the Company’s federal, state or local tax withholding obligations with respect to the exercise of the Stock Option.

b. ☐	deliver a certified check or cashier’s check to the Company equal to the Company’s federal, state or local tax withholding obligations with respect to the exercise of the Stock Option, as reported to the Participant by the Company.

5. Resolution of Dispute. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Exercise Agreement shall be determined by the Administrator, or in the event the Plan shall at the time be administered by the Board of Directors of the Company

(or any successor corporation), then by such Board of Directors. Any such determination made hereunder shall be final, binding and conclusive for all purposes.

6. Execution of Agreements. The Participant delivers herewith any agreement, including without limitation, any restricted stock or stockholders agreements, which the Administrator has required the Participant to execute and deliver as a condition hereto.

7. Plan. The Participant represents and warrants that he or she has received a copy of the Plan, as amended through the date hereof.

8. Successors and Assigns. This Exercise Agreement shall inure to the benefit of and be binding upon each successor and assignee of the Participant and the Company.

9. Choice of Laws. This Exercise Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

10. Entire Exercise Agreement. This Exercise Agreement, together with the Plan, the Stock Option Agreement and any agreement required pursuant to Section 6 hereof, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this exercise of Participant’s Stock Option.

11. Prior Affirmation. The Participant represents, warrants and affirms all matters to which he or she represented, warranted or affirmed in the Stock Option Agreement, and nothing in this Exercise Agreement shall derogate the Participant’s representations, warranties or affirmations in the Stock Option Agreement.

PARTICIPANT		dELiA*s, INC.

Name:	Robert E. Bernard	By:

Title:

Date:		Date: